EXHIBIT 5.2














The Board of Directors
Tradestream Global Corp.


We consent to incorporation by reference in the Registration Statement on Form S-8 of our report dated March 17, 2005, relating to the audit of the financial statements of Tradestream Global Corp. (formerly Pender International, Inc.) and subsidiaries included in its annual report on Form 10-KSB for the year ended December 31, 2004, which has been incorporated by reference in this registration statement on Form S-8.

Yours very truly,



/s/ "SF Partnership, LLP"
-----------------------------
Chartered Accountants



Toronto, Ontario
July 22, 2005